EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 9, 1996 included in this Form 10-K, into the company's previously filed Registration Statements on Form S-3 No. 33-60893, and Form S-8 Nos. 2-89096, 2-89094, 33-17499, 33-28640, 33-24847, 33-36030,
33-47492, 33-56163 and 33-59441.





/s/ Arthur Andersen LLP

San Francisco, California
March 14, 1996